Ex 99.1

PTC Announces Second fiscal Quarter 2024 Results

Solid ARR and Cash Flow in Q2 of Fiscal 2024

Updating Fiscal 2024 and Mid-Term Targets

BOSTON, MA, May 1, 2024 - PTC (NASDAQ: PTC) today reported financial results for its second fiscal quarter ended March 31, 2024.

“In our second fiscal quarter, we again delivered solid results. We have a differentiated strategy that leverages our unique product portfolio to enable our customers with their digital transformation journeys. Our consistent ARR and free cash flow growth continues to highlight the value we are bringing to our customers and the stability of our business model,” said Neil Barua, CEO, PTC.

“We are updating our mid-term ARR targets to low double-digit ARR growth, which is consistent with our track record of ARR growth over the past 5 years. Importantly, we are reiterating our mid-term cash flow targets as we remain confident in our ability to expand our operating efficiency while continuing to invest in the business to deliver increasing value to our customers,” concluded Barua.

Second Quarter 2024 Highlights

Key operating and financial highlights are set forth below. The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

$ in millions	Q2’24	Q2'23	YoY Change	Q2’24 Guidance
ARR as reported	$2,088	$1,882	11%
Constant currency ARR	$2,075	$1,850	12%	$2,050 - $2,065
Operating cash flow	$251	$211	19%	~$245
Free cash flow	$247	$207	19%	~$240
Revenue[1]	$603	$542	11%[2]	$560 - $590
Operating margin[1]	30%	23%[3]	~720bps
Non-GAAP operating margin[1]	42%	38%	~390bps
Earnings per share[1]	$0.95	$0.53[3]	78%	$0.57 - $0.80
Non-GAAP earnings per share[1]	$1.46	$1.16	26%	$1.10 - $1.30
Total cash and cash equivalents	$249	$320	(22%)
Gross debt[4]	$2,011	$2,545[5]	(21%)

1 Revenue and, as a result, operating margin, operating profit, and earnings per share are impacted under ASC 606.

2 In Q2’24, revenue growth was 11% year over year on a constant currency basis.

3 In Q2’23, operating margin and EPS included a negative impact due to acquisition and transaction-related charges for the ServiceMax acquisition of $12 million or $0.10.

4 Gross debt excludes unamortized debt issuance costs.

5 Q2’23 gross debt included a deferred acquisition payment related to ServiceMax of $620 million, which was paid in October 2023.

Fiscal 2024 and Q3’24 Guidance and Mid-Term Targets

“Our ARR and free cash flow results in Q2’24 were solid in a challenging selling environment, driven by the resilience of our subscription business model, consistent execution, operational discipline, and the actions we have taken over time to align our investments with market opportunities. We continue to rapidly de-lever, and our debt to EBITDA ratio was 2.3x at the end of Q2’24,” said Kristian Talvitie, CFO.

“Reflecting our year-to-date performance and our outlook for the second half, we are narrowing the range of our FY’24 constant currency ARR guidance and maintaining our FY’24 free cash flow guidance. For Q3, the ARR guidance range is 11 to 12 percent growth, with free cash flow of approximately $220 million. It’s worth noting that we are updating our FY’24 revenue and EPS guidance consistent with our updated ARR guidance range and also due to the impact of FX. We believe we have set our Q3’24 and FY’24 guidance appropriately,” concluded Talvitie.

$ in millions	FY’24 Previous Guidance	FY’24 Guidance	FY’24 YoY Growth Guidance	Q3’24 Guidance

Constant currency ARR	$2,190 - $2,250	$2,200 - $2,240	11% - 13%	$2,115 - $2,130
Operating cash flow	~$745	~$745	~22%	~$225
Free cash flow	~$725	~$725	~23%	~$220
Revenue	$2,270 - $2,360	$2,270 - $2,340	8% - 12%	$525- $540
Earnings per share	$2.42 - $3.32	$2.52 - $3.22	22% - 56%	$0.41 - $0.54
Non-GAAP earnings per share	$4.50 - $5.20	$4.60 - $5.10	6% - 18%	$0.90 - $1.00

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

In millions	FY’24 Guidance	Q3’24 Guidance

Operating Cash Flow	~$745	~$225
Capital expenditures	(~$20)	(~$5)
Free Cash Flow	~$725	~$220

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’24 Guidance	Q3’24 Guidance

Earnings per share	$2.52 - $3.22	$0.41 - $0.54
Stock-based compensation expense	$1.91 - $1.66	$0.44 - $0.40
Intangible asset amortization expense	~$0.68	~$0.17
Acquisition and transaction-related expense	~$0.01	~$0.00
Income tax adjustments related to the reconciling items	($0.52) – ($0.47)	~($0.12)
Non-GAAP Earnings per share	$4.60 - $5.10	$0.90 - $1.00

Mid-Term Targets

	FY’25 Previous Target	FY’26 Previous Target	Target Growth Rate
Constant currency ARR growth	Mid-teens %	Mid-teens %	Low double-digit %
$ in millions	FY’25 Previous Targets	FY’26 Previous Targets	FY’25 Targets	FY’26 Targets
Operating cash flow	$850 - $900	~$1,025	$850 - $900	~$1,025
Free cash flow[1]	$825 - $875	~$1,000	$825 - $875	~$1,000

1 Assumes capital expenditures of approximately $25 million.

FY’24 financial guidance includes the following assumptions:

•
We provide ARR guidance on a constant currency basis, using our FY’24 Plan foreign exchange rates (rates as of September 30, 2023) for all periods. Foreign exchange rate fluctuations during the first half of FY’24 had a $14 million favorable impact on our Q2’24 reported ARR, compared to our Q2’24 constant currency ARR. Using foreign exchange rates as of the end of Q2’24 and assuming the midpoint of our constant currency guidance ranges:
•
Q3’24 reported ARR would be higher by approximately $14 million, compared to Q3’24 constant currency ARR guidance; and
•
FY’24 reported ARR would be higher by approximately $15 million, compared to FY’24 constant currency ARR guidance.
•
We expect churn to remain low.
•
For cash flow, due to invoicing and payments seasonality, and consistent with the past 3 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
•
Compared to FY’23, at the midpoint of FY’24 ARR guidance, FY’24 GAAP operating expenses are expected to increase approximately 6%, and FY’24 non-GAAP operating expenses are expected to increase approximately 8%, primarily due to investments to drive future growth, the acquisition of ServiceMax, and foreign exchange rate fluctuations.
•
FY’24 GAAP P&L results are expected to include the items below, totaling approximately $285 million to $315 million, as well as their related tax effects:
•
approximately $200 million to $230 million of stock-based compensation expense,
•
approximately $81 million of intangible asset amortization expense,
•
approximately $2 million, net, related to acquisition and transaction-related expense and a restructuring credit, and
•
approximately $2 million of other non-operating expenses, related to an impairment loss on an available-for-sale debt security.
•
Our FY’24 GAAP and non-GAAP tax rates are expected to be approximately 20%.
•
Cash tax payments are expected to be approximately $80 million in FY’24.
•
Capital expenditures are expected to be approximately $20 million in FY’24.
•
Cash interest payments are expected to be approximately $135 million in FY’24.
•
Our long-term goal, assuming our Debt/EBITDA ratio is below 3x, is to return approximately 50% of our free cash flow to shareholders via share repurchases, while also taking into consideration the interest rate environment and strategic opportunities.
•
We expect to prioritize paying down our debt in FY’24.
•
We expect gross debt of approximately $1.7 billion at the end of FY’24.
•
We expect our fully diluted share count to increase by approximately 1.5 million in FY’24.

PTC’s Fiscal Second Quarter Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, May 1, 2024. To participate in the live conference call, dial (888) 330-2508 or (240) 789-2735, provide the passcode 7328695, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; restructuring and other charges and credits, net; non-operating charges and credits shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’24 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2023, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, cloud, SaaS, and support contracts as of the end of the reporting period. We calculate ARR as follows:

•
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that increase over time as there are additional deliverables in subsequent periods, which we refer to as ramp contracts, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation.
•
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future customer renewals or non-renewals.
•
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Organic ARR: We provide an organic ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic ARR results.

Organic Constant Currency ARR: We provide an organic constant currency ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period and foreign exchange rate fluctuations. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic constant currency ARR results.

Deferred ARR: Deferred ARR is ARR attributable to our portfolio of subscription software, cloud, SaaS and support contracts that are not active as of the end of the reporting period but are contractually committed to commence in a future period.

Because ARR is independent of recognized and unearned revenue, deferred ARR should not be viewed as a measurement of revenue which will be recognized in future periods.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future financial and growth expectations and potential stock repurchases, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve when or as we expect or may deteriorate due to, among other factors, high interest rates or increases in interest rates and inflation, volatile foreign exchange rates and the relative strength of the U.S. dollar, tightening of credit standards and availability, the effects of the conflicts between Russia and Ukraine and in the Middle East, and growing tensions with China, any of which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect ARR and/or our financial results, including cash flow; our investments in our solutions may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; other uses of cash or our credit facility limits could limit or preclude the return of 50% of free cash flow to shareholders via share repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 25,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023

Revenue:
Recurring revenue	$564,014	$492,143	$1,070,041	$909,253
Perpetual license	6,753	8,921	15,193	22,165
Professional services	32,305	41,117	68,052	76,673
Total revenue(1)	603,072	542,181	1,153,286	1,008,091

Cost of revenue (2)	110,055	113,506	220,075	209,296

Gross margin	493,017	428,675	933,211	798,795

Operating expenses:
Sales and marketing (2)	134,521	129,207	271,445	247,590
Research and development (2)	106,998	100,349	212,781	188,526
General and administrative (2)	61,526	65,923	130,732	116,894
Amortization of acquired intangible assets	10,424	10,656	20,787	18,682
Restructuring and other charges (credits), net	(7)	1	(802)	(337)
Total operating expenses	313,462	306,136	634,943	571,355

Operating income	179,555	122,539	298,268	227,440
Other expense, net	(33,810)	(41,470)	(66,924)	(59,947)
Income before income taxes	145,745	81,069	231,344	167,493
Provision for income taxes	31,300	17,565	50,512	28,954
Net income	$114,445	$63,504	$180,832	$138,539

Earnings per share:
Basic	$0.96	$0.54	$1.52	$1.17
Weighted average shares outstanding	119,587	118,260	119,354	118,037

Diluted	$0.95	$0.53	$1.50	$1.17
Weighted average shares outstanding	120,712	119,041	120,480	118,912

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
License revenue (1)	$234,321	$196,993	$418,319	$369,691
Support and cloud services revenue	336,446	304,071	666,915	561,727
Professional services revenue	32,305	41,117	68,052	76,673
Total revenue	$603,072	$542,181	$1,153,286	$1,008,091

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
Cost of revenue	$5,034	$5,746	$10,123	$9,821
Sales and marketing	14,729	12,845	30,856	25,041
Research and development	13,936	15,580	28,174	27,038
General and administrative	20,492	18,075	44,051	31,850
Total stock-based compensation	$54,191	$52,246	$113,204	$93,750

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023

GAAP gross margin	$493,017	$428,675	$933,211	$798,795
Stock-based compensation	5,034	5,746	10,123	9,821
Amortization of acquired intangible assets included in cost of revenue	9,584	9,834	19,150	15,976
Non-GAAP gross margin	$507,635	$444,255	$962,484	$824,592

GAAP operating income	$179,555	$122,539	$298,268	$227,440
Stock-based compensation	54,191	52,246	113,204	93,750
Amortization of acquired intangible assets	20,008	20,490	39,937	34,658
Acquisition and transaction-related charges	302	11,883	2,808	17,689
Restructuring and other charges (credits), net	(7)	1	(802)	(337)
Non-GAAP operating income (1)	$254,049	$207,159	$453,415	$373,200

GAAP net income	$114,445	$63,504	$180,832	$138,539
Stock-based compensation	54,191	52,246	113,204	93,750
Amortization of acquired intangible assets	20,008	20,490	39,937	34,658
Acquisition and transaction-related charges	302	11,883	2,808	17,689
Restructuring and other charges (credits), net	(7)	1	(802)	(337)
Non-operating charges, net (2)	2,000	4,622	2,000	5,147
Income tax adjustments (3)	(14,586)	(14,943)	(28,624)	(33,676)
Non-GAAP net income	$176,353	$137,803	$309,355	$255,770

GAAP diluted earnings per share	$0.95	$0.53	$1.50	$1.17
Stock-based compensation	0.45	0.44	0.94	0.79
Amortization of acquired intangibles	0.17	0.17	0.33	0.29
Acquisition and transaction-related charges	0.00	0.10	0.02	0.15
Restructuring and other charges (credits), net	(0.00)	0.00	(0.01)	(0.00)
Non-operating charges, net (2)	0.02	0.04	0.02	0.04
Income tax adjustments (3)	(0.12)	(0.13)	(0.24)	(0.28)
Non-GAAP diluted earnings per share	$1.46	$1.16	$2.57	$2.15

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
GAAP operating margin	29.8%	22.6%	25.9%	22.6%
Stock-based compensation	9.0%	9.6%	9.8%	9.3%
Amortization of acquired intangibles	3.3%	3.8%	3.5%	3.4%
Acquisition and transaction-related charges	0.1%	2.2%	0.2%	1.8%
Restructuring and other charges (credits), net	0.0%	0.0%	(0.1)%	0.0%
Non-GAAP operating margin	42.1%	38.2%	39.3%	37.0%

(2) In Q2'24, we recognized an impairment loss of $2.0 million on an available-for-sale debt security. In Q2'23, we recognized $3.7 million of financing charges for a debt commitment agreement associated with our acquisition of ServiceMax.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in the first six months of FY'24, adjustments exclude a non-cash tax expense of $3.6 million for a tax reserve related to prior years in a foreign jurisdiction.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,
	2024	2023

ASSETS

Cash and cash equivalents	$248,971	$288,103
Accounts receivable, net	705,493	811,398
Property and equipment, net	81,811	88,391
Goodwill and acquired intangible assets, net	4,377,844	4,299,760
Lease assets, net	135,262	143,028
Other assets	655,882	658,162

Total assets	$6,205,263	$6,288,842

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$724,571	$681,550
Debt, net of deferred issuance costs	2,005,741	1,695,785
Deferred acquisition payments (1)	-	620,040
Lease obligations	183,789	193,192
Other liabilities	348,030	420,985
Stockholders' equity	2,943,132	2,677,290

Total liabilities and stockholders' equity	$6,205,263	$6,288,842

(1) FY'23 Deferred acquisition payments represented the fair value of the $650 million payment associated with the ServiceMax, Inc. acquisition, which was paid in Q1'24.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023

Cash flows from operating activities:
Net income	$114,445	$63,504	$180,832	$138,539
Stock-based compensation	54,191	52,246	113,204	93,750
Depreciation and amortization	26,922	27,709	54,144	49,037
Amortization of right-of-use lease assets	7,735	8,510	15,459	16,564
Operating lease liability	(5,340)	(2,910)	(10,293)	4,985
Accounts receivable	(46,443)	(19,034)	107,507	86,478
Accounts payable and accruals	(109)	2,492	(64,796)	(7,358)
Deferred revenue	70,065	55,727	40,971	36,092
Income taxes	4,620	4,667	18,087	(12,169)
Other	24,644	18,037	(17,044)	(14,049)
Net cash provided by operating activities	250,730	210,948	438,071	391,869

Capital expenditures	(3,639)	(3,770)	(8,202)	(12,950)
Acquisition of businesses, net of cash acquired(1)	-	(828,271)	(93,457)	(828,271)
Borrowings (payments) on debt, net(2)	(254,230)	566,000	304,174	566,000
Deferred acquisition payment(3)	-	-	(620,040)	-
Net proceeds associated with issuance of common stock	12,709	10,592	12,709	10,592
Payments of withholding taxes in connection with vesting of stock-based awards	(20,858)	(3,599)	(71,184)	(56,022)
Settlement of net investment hedges	5,123	(1,749)	(2,224)	(12,544)
Purchases of investments	-	(5,823)	-	(5,823)
Credit facility origination costs	-	(12,005)	-	(13,355)
Other financing & investing activities	-	-	-	(371)
Foreign exchange impact on cash	(5,860)	565	829	9,181

Net change in cash, cash equivalents, and restricted cash	(16,025)	(67,112)	(39,324)	48,306
Cash, cash equivalents, and restricted cash, beginning of period	265,499	388,306	288,798	272,888
Cash, cash equivalents, and restricted cash, end of period	$249,474	$321,194	$249,474	$321,194

Supplemental cash flow information:
Cash paid for interest(3)	$49,263	$24,546	$94,020	$29,370

(1) In Q1'24, we acquired pure-systems for $93 million, net of cash acquired. In Q2'23, we acquired ServiceMax Inc. for $1,448 million, net of cash acquired. We paid $828 million in Q2'23 and the remaining $620 million in Q1'24.

(2) In Q1'24, we borrowed $740 million to fund the ServiceMax deferred acquisition payment and the pure-systems acquisition. We made $181 million in payments on our debt in Q1'24 and $254 million in Q2'24.

(3) In Q1'24, we made a payment of $650 million to settle the ServiceMax deferred acquisition payment liability, of which $620 million is a financing outflow and $30 million is an operating outflow and included in cash paid for interest.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
Cash provided by operating activities(1)	$250,730	$210,948	$438,071	$391,869
Capital expenditures	(3,639)	(3,770)	(8,202)	(12,950)
Free cash flow(1)	$247,091	$207,178	$429,869	$378,919